As filed with the Securities and Exchange Commission on January 2, 1997

                                                Registration No.
                                                                 ---------
=============================================================================
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                        ------------------

                             FORM S-8
                      REGISTRATION STATEMENT
                             UNDER THE
                      SECURITIES ACT OF 1933
                        ------------------

                  MEMC Electronic Materials, Inc.
      (Exact name of Registrant as specified in its charter)

Delaware                                         56-1505767
(State or other jurisdiction of             (I.R.S. Employer
 incorporation or organization)         Identification Number)

                          501 Pearl Drive
                    St. Peters, Missouri 63376
             (Address of Principal Executive Offices)

                   MEMC Retirement Savings Plan
                     (Full title of the plan)
                        ------------------

                        HELENE F. HENNELLY
                  MEMC Electronic Materials, Inc.
                          501 Pearl Drive
                    St. Peters, Missouri  63376
              (Name and address of agent for service)

                          (314) 279-5500
   (Telephone number, including area code, of agent for service)
                        ------------------

===============================================================================
                      CALCULATION OF REGISTRATION FEE
===============================================================================

  Title of                      Proposed          Proposed
 Securities      Amount          Maximum          Maximum         Amount of
   to be          to be       Offering Price     Aggregate       Registration
 Registered     Registered      Per Share      Offering Price        Fee
------------    ----------     -------------   ----------------  -----------

Common Stock    3,000,000<F1>  $23.0625<F2>    $69,187,500<F2>  $20,965.91<F2>
par value $.01
  per share
===============================================================================

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of participation interests to be offered or sold pursuant to the MEMC Retirement Savings Plan

<F1>     Plus such additional shares as may be issued by reason of
         stock splits, stock dividends or similar transactions.

<F2>     The proposed maximum offering price per share and the maximum aggregate offering price are estimated for the sole purpose of calculating the amount of the registration fee. The maximum offering price per share is based on the average of the high and low sale prices of the Common Stock as reported in the Wall Street Journal for the "New York Stock Exchange -- Composite Transactions for December 27, 1996, pursuant to
         Rule 457(h).


                              Part II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a)  The Annual Report of MEMC Electronic Materials,
    Inc. (the "Company") on Form 10-K for the year ended December
    31, 1995, dated March 22, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) (1) the Registrant's Current Report on Form 8-K dated March 18, 1996.

              (2) the Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 1996, dated May 1, 1996.

              (3) the Registrant's Quarterly Report on Form 10-Q for the three months ended June 30, 1996, dated August
         12, 1996.

              (4) the Registrant's Current Report on Form 8-K dated September 10, 1996.

              (5) the Registrant's Quarterly Report on Form 10-Q for the three months ended September 30, 1996, dated
         November 13, 1996.

         (c) the description of the Registrant's common stock, par value $.01 per share, contained in the Registrant's Registration Statement on Form 8-A (File No. 1-13828) for registration of such common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, including annual reports on Form 11-K which may be deemed to be filed by the MEMC Retirement Savings Plan, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part thereof from the date of filing of such reports and documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         As of the date of this Registration Statement, certain members and employees of the law firm of Thompson Coburn own in excess of $50,000 in market value of MEMC common stock.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnification for each of expenses which the court shall deem proper. The Restated Certificate of Incorporation of the Registrant permits indemnification of its directors and officers to the maximum extent permitted by Delaware law, as the same may be amended from time to time.

         The Registrant has in effect a directors and officers liability insurance policy indemnifying the directors and officers of the Registrant for certain liability incurred by them, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant pays the entire premium of this policy.

         The Registrant's Restated Certificate of Incorporation contains a provision that eliminates the personal liability of directors of the Registrant for monetary damages for certain breaches of fiduciary duty, as permitted by Section 102(b)(7) of the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index.

Item 9.  Undertakings.

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by
         Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                            SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Peters, State of Missouri on January 2, 1997.

                             MEMC ELECTRONIC MATERIALS, INC.


                             By:  /s/ Ludger H. Viefhues
                                  ---------------------------
                             Name:   Ludger H. Viefhues
                             Title:  Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on January 2, 1997.

Signature                         Title               Date
---------                         -----               ----

/s/ Dr. Erhard Meyer-Galow   Chairman of the    )
--------------------------   Board of Directors )
Dr. Erhard Meyer-Galow                          )
                                                )
/s/ H. Jurgen Biangardi      Director           )
--------------------------                      )
H. Jurgen Biangardi                             )
                                                ) January 2, 1997
/s/ Armin-Peter Bode         Director           )
--------------------------                      )
Armin-Peter Bode                                )
                                                )


Signature                         Title               Date
---------                         -----               ----

/s/ Willem D. Maris          Director           )
--------------------------                      )
Willem D. Maris                                 )
                                                )
/s/ Roger D. McDaniel        Director           )
--------------------------                      )
Roger D. McDaniel                               )
                                                )
/s/ Paul T. O'Brien          Director           )
--------------------------                      )
Paul T. O'Brien                                 )
                                                )
/s/ Dr. Robert M. Sandfort   President, Chief   )
--------------------------   Operating Officer  )
Dr. Robert M. Sandfort       and Director       )
                                                )
/s/ Michael B. Smith         Director           )
--------------------------                      )
Michael B. Smith                                )
                                                ) January 2, 1997
/s/ James M. Stolze          Executive Vice     )
--------------------------   President and Chief)
James M. Stolze              Financial Officer  )
                           (Principal Financial )
                             Officer)           )
                           (Principal Accounting)
                             Officer)           )
                                                )
/s/ Ludger H. Viefhues       Chief Executive    )
--------------------------   Officer and        )
Ludger H. Viefhues           Director           )
                           (Principal Executive )
                             Officer)           )


    Pursuant to the requirements of the Securities Act of 1933, the MEMC Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Peters, State of Missouri on January 2, 1997.


                             MEMC RETIREMENT SAVINGS PLAN

                             By:  BENEFITS COMMITTEE (as Plan
                                  Administrator)


                             By:  /s/ Margaret B. Stonum
                                  -----------------------------
                             Name:   Margaret B. Stonum
                             Title:  Director, Benefits




                            Exhibit Index
Exhibit
Number*       Description
------------  -----------

4             Omitted -- Inapplicable.

5(i) Omitted as inapplicable pursuant to Item 8 of Form S-8 which provides that a legal opinion as to the legality of the securities being registered is required only with respect to original issuance securities. The common stock being registered hereby will be purchased in the open market only.

5(ii)(B).1    Reproduction of Determination Letter from the
              Internal Revenue Service dated September 26, 1995 to the Registrant with respect to the MEMC Electronic
              Materials Inc. Pension Plan for Hourly Paid
              Employees.

5(ii)(B).2    Reproduction of Determination Letter from the
              Internal Revenue Service dated September 26, 1995 to the Registrant with respect to the MEMC Electronic
              Materials Inc. Retirement Savings Plan.

5(ii)(B).3    Reproduction of legal opinion of Thompson Coburn
              dated December 10, 1996 that there have been no material changes in the plans affecting qualification requirements under Section 401(a) of the Internal
              Revenue Code since September 26, 1995.

15            Omitted -- Inapplicable

23.1          Consent of KPMG Peat Marwick LLP

23.2          Consent of KPMG San Tong & Co.

23.3          Consent of Thompson Coburn (Included in Exhibit 5(ii)(B).3 above).

24            Powers of Attorney (See Signature Page).

28            Omitted -- Inapplicable

* Numbers correspond to document numbers in Exhibit Table of Item 601 of Regulation S-K.